Exhibit 99.1

February 17, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Phase 1 construction at the El Gallo Complex remains within budget and on schedule for first gold pour expected mid-year, 2012!

Key development highlights over the past two weeks are:

•                  Earthwork preparations for crushing plant loading pocket

•                  Heap leach pad expansion now underway

•                  Phase 1 process plant upgrades continue

•                  Haul road construction between the El Gallo and Palmarito deposits now 80% complete

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto ON M5J 2T3
Toll Free: (866) 441-0690	P.O. Box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update February 17, 2012 MCEWEN MINING

2 Preparing loading pocket for the crushing plant.

3 Preparing for the crushing plant installation.

4 Stockpiling ore (60,000 tonnes stockpiled to date).

5 Heap leach pad expansion underway.

6 Heap leach pad expansion underway.

7 Pre-stripping at Samanegio open pit.

8 Inside the new administration building.

9 Raising the roof on the new administration building.

10 Phase 1 mining process plant upgrade.

11 Phase 1 mining process plant upgrade.

12 Haul road construction between the El Gallo and Palmarito deposits 80% complete.

13 Haul road construction between the El Gallo and Palmarito deposits 80% complete.

14 Application of final ash-fault layer.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING